SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
------------------------
FORM SB-2/A
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

REVO VENTURES INC.

(Name of small business issuer in its charter)

Nevada	5045	N/A
(State or Other Jurisdiction of Organization)	(Primary Standard Industrial Classification Code)	(IRS Employer Identification #)

REVO VENTURES INC.	Leah Finke
Post Office 020	7251 West Lake Mead Boulevard
Lu Yuan District, Chang Chun	Suite 300
Ji Lin, China, 130062	Las Vegas, Nevada 89128
139-4303-4459	(702) 562-4091
(Address and telephone of registrant's executive office)	(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public:  As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box [ x ]

If this Form is filed to register additional common stock for an offering under Rule 462(b) of the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(c) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed under Rule 462(d) of the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If delivery of the prospectus is expected to be made under Rule 434, please check the following box. [   ]

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CALCULATION OF REGISTRATION FEE

	Amount To Be	Offering Price	Aggregate	Registration
Securities to be Registered	Registered	Per Share [1]	Offering Price	Fee [2]

Common Stock by Selling Shareholder	5,000,000	$0.01	$50,000	$
Common Stock by Company	2,100,000	0.01	21,000
Total	7,100,000	$0.01	$71,000	$7.60

[1]     No exchange or over-the-counter market exists for Revo Ventures Inc. common stock. The offering price was arbitrarily established by management and does not reflect market value, asserts or any established criteria of valuation.

[2]     Estimated solely for purposes of calculating the registration fee under Rule 457(c).

REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON DATES AS THE COMMISSION, ACTING UNDER SAID SECTION 8(a), MAY DETERMINE.

SUBJECT TO COMPLETION, Dated January 18, 2007

Subject to Completion

PROSPECTUS

REVO VENTURES INC.
7,100,000 Shares of Common Stock

to be sold by the registrant as issuer and by current shareholder

This is the initial public offering of common stock of Revo Ventures Inc. and no public market currently exists for these shares. Revo Ventures Inc. is offering for sale up to 2,100,000 shares of our common stock on a "self-written", best efforts basis at a price of $0.01 per share for a period of one hundred and eighty days from the date of this prospectus.

	Price to	Underwriting	Proceeds to
	the Public	Commissions	Revo Ventures Inc.

Per Share:	$0.01	$0.00	$0.01
Total Offering	$21,000	$0.00	$21,000

There are no provisions for the return of funds if only a small number of shares are sold and no minimum subscription amount has been set for these shares to be sold by Revo Ventures Inc. and no commissions will be paid for the sale of the 2,100,000 shares offered by Revo Ventures Inc.

Concurrently with this offering , our selling shareholder is selling  5,000,000 shares at $0.01 per share. These shares have not been included in the column entitled "Total Offering" in the table above.

The sales price to the public is fixed at $0.01 per share is fixed for the duration of the offering. We intend to contact an authorized OTCBB market maker for sponsorship of our securities on the OTCBB upon effectiveness of this registration statement. However, there is no guarantee our common stock will be accepted for quotation on the OTC Bulletin Board.  Our sole officer and director, namely Mr. Jianbin Chen, will be conducting his offering of shares at the fixed price of $0.01 /share for the duration of the offering and is an underwriter of the offering when reselling the securities. Mr. Chen will not be offering his 5,000,000 shares for resale until the 2,100,000 shares in the primary offering is fully subscribed to.

Our shares are of common stock are not traded anywhere.

Investing in our common stock involves risks. See "Risk Factors" starting at page 6.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It's illegal to tell you otherwise.

The date of this prospectus is January 18, 2007.

SUMMARY OF OUR OFFERING

Our business

Revo Ventures Inc. was incorporated in the state of Nevada on April 17, 2006. We intend to commence operations as a software developer which will create  parental filter software for restricting computer and Internet access on a personal computer. The initial region we plan to market our website to is the Chinese domestic market. We currently have signed a contract with a Chinese web developer to create and develop our company's web front. We expect that our website will complete the beta phase of development by the end of April 2007. We currently have not advanced beyond the business plan state from our inception until the date of this filing. We plan to raise initial seed financing through the sale of our common shares as described in this offering. The initial seed financing will be put towards developing the company's website, designing and writing the software, and paying for costs related to registering the Company's common stock for public sale. We anticipate that in order for us to begin commercialization and retail sale of our software, we will need to raise additional capital. We currently do not have any specific plans to raise these funds.

We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $33. We anticipate that our current cash balance will not satisfy our cash needs for the following twelve-month period.

We are applying to become a public reporting company in order to raise initial seed financing for the Company's operations and to make the Company a more attractive investment candidate for prospective investors. Our sole officer and director, namely Jianbin Chen, will be conducting his offering of shares at the fixed price of $0.01/share for the duration of the offering and is an underwriter of the offering when reselling the securities. Mr. Chen will not be offering his 5,000,000 shares for resale until the 2,100,000 shares in the primary offering is fully subscribed to.

The offering

Following is a brief summary of this offering:

Securities being offered by selling shareholder	5,000,000 shares of common stock
Securities being offered by the Company	2,100,000 shares of common stock
Offering price per share	$0.01
Net proceeds to us	$21,000
Number of shares outstanding before the offering	5,000,000
Number of shares outstanding after the offering if all of the shares are sold	7,100,000

Selected financial data

The following financial information summarizes the more complete historical financial information at the end of this prospectus.

	As of	As of
	October 31, 2006	July 31, 2006
	(Unaudited)	(Audited)
Balance Sheet
Total Assets	$33	$5,000
Total Liabilities	$325	$2,825
Stockholders Equity (Deficit)	$(292)	$2,175
	For the	From Inception
	Three Months Ended	through
	October 31, 2006	July 31, 2006
	(Unaudited)	(Audited)
Income Statement
Revenue	$0	$0
Total Expenses	$2,467	$2,825
Net Loss	$2,467	$2,825

RISK FACTORS

Please consider the following risk factors before deciding to invest in our common stock.

Risks associated with Revo Ventures Inc.:

  Our auditors have issued a going concern opinion. This means we may not be able to achieve our objectives and may have to suspend or cease operations. Our auditors have issued a going concern opinion as at August 15, 2006. This means that there is substantial doubt that we can continue as an ongoing business without additional financing and/or generating profits. If we are unable to do so, we will have to cease operations and you will lose your investment.

  Because all of our assets and our officers and directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors. All of our assets are located outside of the United States and we do not currently maintain a permanent place of business within the United States. In addition, our directors and officers are nationals and/or residents of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada and other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or other jurisdictions against us or our director and officer predicated upon the securities laws of the United States or any state thereof.

  Because we have only one officer and director who are responsible for our managerial and organizational structure, in the future, there may not be effective disclosure and accounting controls to comply with applicable laws and regulations which could result in fines, penalties and assessments against us. We have only one officer and director. He is responsible for our managerial and organizational structure which will include preparation of disclosure and accounting controls under the Sarbanes Oxley Act of 2002. When theses controls are implemented, they will be responsible for the administration of the controls. Should they not have sufficient experience, they may be incapable of creating and implementing the controls which may cause us to be subject to sanctions and fines by the SEC which ultimately could cause you to lose your investment.

  Because our sole executive officer will only be devoting limited time to our operations, our operations could be sporadic which may result in periodic interruptions or suspensions of operations and a lack of revenues which may cause us to cease operations. Jianbin Chen, our sole executive officer will only be devoting limited time to our operations. Mr. Chen will be devoting approximately twenty five hours a week to our operations. Because Mr. Chen will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to Mr. Chen. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

  Because we do not maintain any insurance, if a judgment is rendered against us, we may have to cease operations. We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party to a lawsuit, we may not have sufficient funds to defend the litigation. In the event that we do not defend the litigation or a judgment is rendered against us, we may have to cease operations.

  Because all of our assets and our sole officer and directors are located outside the United States of America, it may be difficult for an investor to enforce within the United States any judgments obtained against us or any of our officers and directors. All of our assets are located outside of the United States. In addition, our director and officer is a national and/or resident of countries other than the United States, and all or a substantial portion of such persons' assets are located outside the United States. As a result, it may be difficult for an investor to effect service of process or enforce within the United States any judgments obtained against us or our officers or directors, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In addition, there is uncertainty as to whether the courts of Canada or Canada or other jurisdictions would recognize or enforce judgments of United States courts obtained against us or our director and officer predicated upon the civil liability provisions of the securities laws of the United States or any state thereof, or be competent to hear original actions brought in Canada or China or other jurisdictions against us, our sole officer and our directors predicated upon the securities laws of the United States or any state thereof.
  If we are not able to effectively respond to competition, our business may fail. There are many small companies based on the Internet that sell software products which are similar to our proposed business venture. Most of these competitors have established businesses with a established customer base. We will attempt to compete against these groups by offering a much higher quality product compared to our competitors products with a more customizable product. However, we cannot assure you that such a strategy will be successful, or that competitors will not copy our business strategy. Our inability to achieve sales and revenues due to competition will have an adverse effect on our business operations and financial condition.
  We need to raise additional investment capital in the future in order to commence our business operations. If we are unable to raise the required investment capital, you may lose all of your investment In the current economic environment; it is extremely difficult for companies without profits or revenues, such as us, to raise capital. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. In the event we are not successful in selling our common stock, we may also seek to obtain short-term loans from our director, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our director to meet our initial capital requirement needs. If we are unable to raise the required financing, we will be unable to proceed with our business plan and you may lose your entire investment.
  Our principal shareholder controls the majority of our common stock; investors will have little control over our management or other matters requiring shareholder approval.  Mr. Chen, our sole director, president and principal shareholder, currently owns 5,000,000, or approximately 70.42%, of our outstanding common stock if the offering is completely sold, giving him the ability to control all matters submitted to our stockholders for approval and to control our management and affairs, including the election of our directors; the acquisition or disposition of our assets, the future issuance of our shares and approval of other significant corporate transactions. Our principal shareholder may also have interests that differ from yours and may vote in a way with which you disagree and which may be adverse to your interests.
  Because our articles of incorporation authorize the issuance of 50,000,000 shares of common stock, an investor faces the risk of having their percentage ownership diluted in the future. We anticipate that any additional funding will be in the form of equity financing from the sale of our common stock. In the future, if we do sell more common stock, your investment could be subject to dilution. Dilution is the difference between what you pay for your stock and the net tangible book value per share immediately after the additional shares are sold by us. These shares may also be issued without security holder approval and, if issued, may be granted voting powers, rights, and preferences that differ from and may be superior to those of the registered shares.
  Because we are registering for public sale our common shares in the United States, our company will now need to comply with the obligations associated with being a public reporting company in the United States. If we are unable to comply with these obligations, we face the risk of being financially penalized or having the public trading of our common shares halted or ceased completely. As a public reporting company in the United States, we are required to comply with the obligations set out in the Securities Act. Examples of obligations we are required to comply with include timely filings of quarterly and annual statements and ensuring our financial statements are audited and updated. Investors face the risk of losing liquidity of their common shares, if we fail to comply with our obligations and have the trading our common shares halted or ceased.

Risks associated with this offering:

Investment risks:
  Because there is no public trading market for our common stock, you may not be able to resell your stock. There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale.

  Because our securities are subject to penny stock rules, you may have difficulty reselling your shares. Our shares as penny stocks are covered by section 15(g) of the Securities Exchange Act of 1934 which imposes additional sales practice requirements on broker/dealers who sell the Company's securities including the delivery of a standardized disclosure document; disclosure and confirmation of quotation prices; disclosure of compensation the broker/dealer receives; and, furnishing monthly account statements. For sales of our securities, the broker/dealer must make a special suitability determination and receive from its customer a written agreement prior to making a sale. The imposition of the foregoing additional sales practices could adversely affect a shareholder's ability to dispose of his stock.
   This offering is being conducted on a "self-writing" basis and all of the funds obtained may go solely towards offering expenses. No minimum amount is required to be sold in this offering. Our officer and director on a "self-writing" basis are selling this offering. This means no professional broker or dealer is involved in the offering of our shares and substantially increases the risk that we may be unable to sell all of our shares and therefore be unable to pay our offering expenses. Since we are not required to sell any minimum amount in this offering, we may be unable to obtain sufficient funds to become a viable company and may lose your entire investment.

USE OF PROCEEDS

	Table 1 - Sale of 100% of Issuer stock offered	Table 2 - Sale of 50% of Issuer stock offered
Gross Proceeds	$21,000	$10,500
Less Expense of Offering:
Legal Fees	1,500	1,500
Accounting Fees	4,000	4,000
Electronic Filing and Printing	400	400
Use of Net Proceeds:	15,100	4,600
Website Construction	5,000	4,600
Software Development	8,000	0
Working Capital (1)	2,100	0
Total Use of Proceeds	$21,000	$10,500

(1) The $2,100 designated as "working capital" has not been specifically designated for a particular use. These funds will be used solely for unanticipated expenses and contingencies including additional legal fees, accounting fees, regulatory filing fees, or EDGAR formatting fees or, in the event we do not incur any unanticipated expenses and contingencies, for software development.

	Table 3 - Sale of 25% of Issuer stock offered	Table 4 - Sale of 10% of Issuer stock offered
Gross Proceeds	$5,250	$2,100
Less Expense of Offering:
Legal Fees	1,500	1,500
Accounting Fees	4,000	4,000
Electronic Filing and Printing	400	400
Use of Net Proceeds:	-650	-3,800
Website Construction	0	0
Software Development	0	0
Working Capital (1)	0	0
Total Use of Proceeds	$5,250	$2,100

As the four tables above indicate:

- We will not have sufficient funds to commence operations unless substantially all of the 2,100,000 common shares being offered by us are purchased.

- In the event we only sell 525,000 of our common shares we would be unable to pay our attorneys, accountants, electronic filing and printing expenses out of the proceeds of this offering and would owe $650 to such individuals and entities. In addition, we would have to liquidate substantially all of our assets to make

- In the event we only sell 210,000 of our common shares we would be unable to pay our attorneys, accountants, electronic filing and printing expenses out of the proceeds of this offering and would owe $3,800 to such individuals and entities. In addition, we would have to liquidate substantially all of our assets to make

We have estimated that we will have approximately $2,100 additional working capital if all of the 2,100,000 common shares being offered by us are sold.  These funds will be used solely for unanticipated expenses and contingencies including additional legal fees, accounting fees, regulatory filing fees, or EDGAR formatting fees or, in the event we do not incur any unanticipated expenses and contingencies, for software development. This money may or may not be enough to run the business until additional financing can be obtained. If it is not enough we will be forced to look for more funding. No arrangements have been made for this funding.

DETERMINATION OF OFFERING PRICE

The offering price of this issue was set in a purely arbitrary manner. We determined the amount of money needed to start the business; added a contingency amount; and allowed for our printing, legal and accounting costs. We also took into account the resultant number of shares in the "float" (i.e. the number of shares available to be traded). The final consideration was our perceived market capitalization or the theoretical total worth of the shares of Revo Ventures Inc. if they were all sold at a specific price at the same time.

DILUTION

Revo Ventures Inc., prior to this offering has 5,000,000 shares of stock issued and outstanding. 5,000,000 of these shares are being registered for sale by our present shareholder in this prospectus.

The following table illustrates the difference between the price paid by present shareholder and the price to be paid by subscribers to this offering.

	Average price paid	Average price paid subscription (50% subscription)	Percentage of Consideration (100% subscription)	Percentage of Shares held (50% subscription)	Percentage of Shares held (100% subscription)	Number of shares issued	Total Consideration
Present Shareholder	$0.001	32.3%	19.2%	82.6%	70.4%	5,000,000	$5,000
Investors in this Offering	$0.01	67.7%	80.8%	17.4%	29.6%	2,100,000	$21,000

The following table will show the net tangible value of the shares before and after shares are subscribed in this offering:

	Before Offering	After 50% of Offering	After 100% of Offering
Net Tangible Book Value per Share:	0.001	0.00256	0.00366
Increase in Net Tangible Book Value for current investors	N/A	0.00156	0.00266
Dilution factor to new investors	N/A	0.00744	0.00634

The above table  indicates that the net tangible book value of the Company is currently $0.001. If half of the this offering were subscribed to, you would lose $0.00744 value of the $0.01 you paid per share. If all of the offering were completed you would still lose $0.00634 per share of the $0.01 you invested.

"Dilution" means the difference between our public offering price of $0.01 per share and our pro forma net tangible book value per share after giving effect to this offering. Net tangible book value per share is determined by dividing our tangible net worth, consisting of tangible assets less total liabilities, by the number of shares outstanding. The above table shows the net tangible book value of our shares both before and after the completion of this offering.

PLAN OF DISTRIBUTION

General

We will attempt to sell a maximum of 2,100,000 shares of our common stock to the public on a "self-written" basis. There can be no assurance that any of these shares will be sold. Our gross proceeds will be $21,000 if all the shares offered are sold. Neither we nor our officer or director, nor any other person, will pay commissions or other fees, directly or indirectly, to any person or firm in connection with solicitation of the sales of shares.

The following discussion addresses the material terms of the plan of distribution.

We are offering up to 5,000,000 of our common stock at a price of $0.01 per share to be sold by our executive officer, Mr. Jianbin Chen. All securities resold by Mr. Jianbin Chen will be offered and sold at a fixed price of $0.01 per share for the duration of the offering, and Mr. Chen is acting as an underwriter for the registrant when reselling the securities. Mr. Chen will not be offering his 5,000,000 shares for resale until the 2,100,000 shares in the primary offering is fully subscribed to.  Since this offering will conducted as a self-written offering, there can be no assurance that any of the shares will be sold. If we fail to sell all the shares we are trying to sell, our ability to implement our business plan will be materially affected, and you may lose all or substantially all of your investment.

There is currently no market for any our shares and little likelihood that a public market for such securities will develop after the closing of this offering or be sustained if developed. As such, investors may not be  able to readily dispose of any shares purchased in this offering.

Our executive officer shall conduct the offering. Although Mr. Chen is an associated person of us as that term is defined in Rule 3a4-1 under the Exchange Act, our counsel has orally advised us that Mr. Chen will not be deemed a broker or dealer in the sale of our securities.

Mr. Chen will restrict his participation to the following activities:

    a) Preparing any written communication or delivering any communication through the mails or other means that does not involve oral solicitation by them of a potential purchaser;

    b) Responding to inquiries of potential purchasers in a communication initiated by the potential purchasers, provided however, that the contents of response are limited to information contained in a registration statement filed under the Securities Act or other offering document;

    c) Performing ministerial and clerical work involved in effecting any transaction.

Mr. Chen is fully aware of the provisions of Rule 3a4-1 under the Exchange Act  and will conduct this offering in accordance with Rule 3a4-1, and will rely upon this rule. Should Mr. Chen  conduct this offering in any way that violates Rule 3a4-1, both he and we could be subjected to enforcement proceedings, fines, and sanctions by the Securities and Exchange Commission and by  the regulatory authorities of any state or province in which our securities are offered.

Mr. Chen may purchase securities in this offering along the same terms and conditions as other public investors.

No broker or dealer is participating in this offering. If, for some reason, our director and shareholder were to determine that the participation of a broker or dealer is necessary, this offering will be promptly amended by  a post effective amendment to disclose the details of this arrangement, including the fact that the broker or dealer is acting as an underwriter of this offering. This amendment would also detail the proposed compensation to be paid to any such broker or dealer. The post effective amendment  would also extend an offer of rescission to any investors who subscribed to  this offering before the broker or dealer was named. In addition to the foregoing requirements, we would be required to file any such amendment with the Corporate Finance Department of the National Association of Securities Dealers, Inc. and to obtain from them a "no objection" position from that organization on the fairness of the underwriting compensation. We would have to amend our filings at the state and provincial level.

The offering will remain open for a period until ______, 2007 or 180 day from the date of this prospectus, unless the entire gross proceeds are earlier received or we decide, in our sole discretion, to cease selling efforts.

This prospectus is also part of the registration statement that enables selling shareholder to sell their shares on a continuous or delayed basis in the future.

While the registration statement is effective, selling shareholder may sell  his shares directly to the public at a fixed price of $0.01 per share.

There is 1 selling shareholder. He is acting as an underwriter for the registrant when reselling the securities. He may sell some or all of their common stock in one or more transactions, including block transactions:

1.	On such public markets or exchanges as the common stock may from time to time be trading;
2.	In privately negotiated transactions;
3.	Through the writing of options on the common stock;
4.	In any combination of these methods of distribution.

The sales price to the public is fixed at $0.01 for the duration of the offering. If our common stock becomes quoted on the Bulletin Board or another exchange, then the sales price to the public will vary according to the selling decisions of each selling shareholder and the market for our stock at the time of resale. In these circumstances, the sales price to the public may be:

1.	The market price of our common stock prevailing at the time of sale;
2.	A price related to such prevailing market price of our common stock; or
3.	Such other price as the selling shareholder determine from time to time.

After the first anniversary of the issuance of the company's shares, they may also be sold in compliance with the Securities and Exchange Commission's Rule 144. There are five conditions to Rule 144.

(1) Holding Period

Before you may sell restricted securities in the marketplace, you must hold them for at least one year. The one year period holding period begins when the securities were brought and fully paid for. The holding period only applies to restricted securities.

(2) Adequate Current Information

There must be adequate current information about the issuer of the securities before the sale can be made. This generally means the issuer has compiled with the periodic reporting requirements of the Securities Exchange Act of 1934.

(3) Trading Volume Formula

After the one-year holding period, the number of shares you may sell during any three-month period can't exceed the greater of 1% of the outstanding share of the same class being sold, or if the class is listed on a stock exchange or quoted on NASDAQ, the greater of 1% or the average reported weekly trading volume during the four weeks preceding the filing a notice of the sale on Form 144.

(4) Ordinary Brokerage Transactions

The sales must be handled in all respect as routine trading transactions, and brokers may not receive more than a normal commission. Neither the seller nor the broker can solicit orders to buy the securities.

(5) Filing Notice with the SEC

At the time you place your order, you must file a notice with the SEC on Form 144 if the sale involves more than 500 shares or the aggregate dollar amount is greater than $10,000 in any three- month period. The sale must take place within three months of filing the Form and, if the securities have not been sold, you must file an amended notice.

Please note that the rules for affiliates under Rule 144 differs substantially from the rule for non-affiliates.

The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144. The selling shareholder may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholder, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholder will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholder to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholder, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholder. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers.

We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholder. We are bearing all costs relating to the registration of the common stock, estimated to be $7.60. The selling shareholder, however, will pay commissions or other fees payable to brokers or dealers in connection with any sale of the common stock. The selling shareholder must comply with the requirements of the Securities Act of 1933 and the Securities Exchange Act of 1934 in the offer and sale of the common stock. In particular, during such times as the selling shareholder may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

1.   Not engage in any stabilization activities in connection with our common stock;

2.   Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

3.   Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act of 1934.

There is no assurance that any of the selling shareholder will sell any or all of the shares offered by them. Under the securities laws of certain states, the shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in certain states the shares may not be sold unless they have been registered or qualified for sale in that state or an exemption from registration or qualification is available and is met. There are no pre-existing contractual agreements for any person to purchase the shares.

Of the 5,000,000 shares of common stock outstanding as of August 15, 2006, 5,000,000 shares were owned by our officers and directors and may only be resold pursuant to this registration statement or in compliance with Rule 144 of the Securities Act of 1933.

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Section 15(g) of the Exchange Act

Our shares are covered by section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated thereunder. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $8,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses).

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approved the transaction for the customer's account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the NASD's toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares.

BUSINESS

Overview

Revo Ventures Inc. was incorporated in the state of Nevada on April 17, 2006. We intend to commence operations as a software developer which will create  parental filter software for restricting computer and Internet access on a personal computer. The initial region we plan to market our website to is the Chinese domestic market. We currently have signed a contract with a Chinese web developer to create and develop our company's web front. We expect that our website will complete the beta phase of development by the end of April 2007. We currently have not advanced beyond the business plan state from our inception until the date of this filing. We plan to raise initial seed financing through the sale of our common shares as described in this offering. The initial seed financing will be put towards developing the company's website, designing and writing the software, and paying for costs related to registering the Company's common stock for public sale. We anticipate that in order for us to begin commercialization and retail sale of our software, we will need to raise additional capital. We currently do not have any specific plans to raise these funds.

We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus. From inception until the date of this filing, we have had no material operating activities. Our current cash balance is $33. We anticipate that our current cash balance will not satisfy our cash needs for the following twelve-month period.

We are applying to become a public reporting company in order to raise initial seed financing for the Company's operations and to make the Company a more attractive investment candidate for prospective investors. Our sole officer and director, namely Jianbin Chen, will be conducting his offering of shares at the fixed price of $0.01/share for the duration of the offering and is an underwriter of the offering.

Website Design Contract

On July 28, 2006, Revo Ventures Inc. signed a Web Site Design Contract with Li Xia Wen. to create and develop the Company's website. The beta phase of our company's website is scheduled to be completed by the end of December 2006.

In consideration for the Li Xia Wen to create and develop the website, we accepted to pay the following fees:

    We agreed to pay to the Fusion Business Group Inc. a fee of $4,000 for the website, which is due upon the completion of the beta phase of the website.

Other than the items mentioned above, we are not required to make any other types of payments to Li Xia Wen during the term of the agreement.

Principal Products or Services and Their Markets

This is the initial stage of our business. As of the date of this filing, we have not implemented our business plan.

We intend to commence operations as a software developer which will create parental filter software for restricting computer and Internet access on a personal computer. Our proposed software has two functions: 1) Acts as a software lock which can prevent certain users from accessing the Internet from the computer and 2) Used as an educational study tool targeted at youths under the age of 14.

Our software targets families that face having two full-time working parents who cannot be at home supervising their children over their Internet usage and ensuring that their educational needs are being properly nurtured. Our software will allow parents to restrict the amount of time they will allow their children on the Internet, for example a certain number of minutes per day, and the software will not allow the children on to the Internet until they have completed the parental assigned study exercises that is created by our software. Our proposed software will function as follows:

        1) Parent installs our software on the personal computer of their choice.

        2) Our software prompts the parent to create user accounts for each child who has access to this computer.

        3) Parent then inputs the user restrictions, ie. the maximum amount of time the user can access the Internet per day or the number of study exercise that must be completed prior to the Internet being accessible, they wish to associate with each account

        4) Once the software is operating, the child user must login into their account and fulfill the pre-assigned requirements set out by their parents, before Internet access is granted to them.

        5) Once a child user uses up his/her allotted duration on the Internet per day, the software will either cut off access to the Internet unless additional Internet usage time is authorized by  Parent user account.

        6) Parents will also be able to remotely access their children progress and Internet usage even if they are away from home by accessing our Company's website, as our software will monitor a child's Internet usage and study progress and forward this information to our Company's database for remote access.

        7) Our Company's website will offer download updates to the software's study exercise library on a monthly basis.

Our software will offer study libraries in various academic subjects, such as math, English, Chinese, and sciences. A pricing model has not been decided as yet, however we expect we will implement a monthly subscription based revenue model.

The initial market we plan to introduce our software to is the Chinese market. The Company chose the Chinese market due to the president's familiarity with this market and also due to lower labor costs in software development and website design. We have currently signed a website design contract with a Chinese web design contractor to help us create and develop our Company's website. We plan to officially launch this website by December 2006.

Competition

The current educational software market in China is highly fragmented and populated with many different developers specializing in different niche segments. Most of these developers are small in size and service only a limited amount of customers. Most software developers sell their products through traditional retail computer outlets and software suppliers and wholesalers.

Insurance

Currently, we have no insurance coverage.

Government Regulation

We are currently not subject to any government regulations.

Offices

The Company's headquarters and executive offices are located at Post Office 020, Lu Yuan District, Chang Chun, Jin Lin, China, 130062. Our telephone number is 13943034459..

Employees

We currently do not have any employees.

Subsidiaries

We do not have any subsidiaries

Bankruptcy, Receivership, or Similar Proceedings

There has been no bankruptcy, receivership, or similar proceedings

Patents and Trademarks

We do not have any patents or trademarks

Legal Proceedings

We are not a party to any material legal proceeding, nor are any of our officers, directors or affiliates' a party adverse to us in any legal proceeding.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

Caution about Forward-Looking Statements

This management's discussion and analysis or plan of operation should be read in conjunction with the financial statements and notes thereto of the Company for the fiscal period ended July 31, 2006 and three months ended October 31, 2006. Because of the nature of a relatively new and growing company the reported results will not necessarily reflect the future.

This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or our predictions.

Plan of Operation For the Next Twelve Months

Our plan of operation for the twelve months following the date of this prospectus is to finish designing and writing our proposed software and to prepare for the commencement of business operations in China. The process may include, but not exclusively, activities such as:

        1) Completing the development of the initial phase of the website. The initial phase of the website will be used as an advertising tool to attract online retailers and future investors. We expect to finish this by the end of April 2007.

        2) Interviewing and hiring one software programmer to aid in the development and creation of our proposed software. We expect to have hired a software programmer by the end of June 2007.

        3) Completing the development of our proposed software. We expect to have our software ready for commercialization by the end of September 2007.

        4) Finding a suitable web host which will be able to handle the e-commerce capabilities our Company requires. We expect to determine a suitable web hosting company by the end of October 2007.

        5) Commercialization of the Company's website for retail sale of our software. We expect to be ready for commercialization by the end of November 2007.

We expect that we will be commencing operations in China by the end of November of 2007. We expect that our business operations will become profitable by the end of February of 2008.

We estimate that our current working capital position of approximately $33 will not be sufficient to meet our short-term cash needs for the next twelve-month period. We do not intend to open any new stores; enter into any type of new business; or, purchase equipment or other assets in the next twelve month period following the date of this prospectus.

We do not have sufficient funds on hand to continue our organizational and research activities, our cash reserves are not sufficient to commence operations of our business plan. As a result, we will need to seek additional funding in the near future for the initial capital requirements of commercializing our operations. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that we can obtain short-term loans from our director or shareholder, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding through a loan from our director to meet our initial capital requirement needs.

If we are unable to raise the required financing, we may be delayed in commencing our business plan or we may have to cease operations.

If there is a need and we are unable to raise the required financing, we may be delayed in commencing our business plan.

Critical Accounting Policies and Estimates

Management's discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires that we make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses and related disclosure of contingent assets and liabilities. At each balance sheet date, management evaluates its estimates, including, but not limited to, those related to accounts receivable, inventories, and deferred revenue. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. The estimates and critical accounting policies that are most important in fully understanding and evaluating our financial condition and results of operations are discussed below.

MANAGEMENT

Officers and Directors

Each of our directors serves until his or her successor is elected and qualified. Each of our officers is elected by the board of directors to a term of one (1) year and serves until his or her successor is duly elected and qualified, or until he or she is removed from office. The board of directors has no nominating, auditing or compensation committees.

The name, age and position of our present officers and directors are set forth below:

Name	Age	Position Held

Jianbin Chen	33	President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director

Each director serves until our next annual meeting of the stockholders or unless they resign earlier. The Board of Directors elects officers and their terms of office are at the discretion of the Board of Directors.

Background of officers and directors

Jianbin Chen has been our president, principal executive officer, principal financial officer, principal accounting officer, treasurer and a director since our inception on April 17, 2006. In 1996,  Mr. Chen graduated from Qing Dao University in Qing Dao, Shan Dong with a bachelor's degree in computer science focusing on software programming. From 1998 to 2002, Mr. Chen was a software programmer/developer at Tian Wei Software in Da Lian, Liao Ning. Mr. Chen's focus at Tian Wei Software was in writing educational software programs and tools for young children and university students. From 2003 to the present date, Mr. Chen has been working as an independent consultant assisting small businesses and corporations in China design and write customized software solutions for businesses.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we are only beginning our commercial operations, at the present time, we believe the services of a financial expert are not warranted.

Conflicts of Interest

The only conflict that we foresee is that our officers and directors devote time to projects that do not involve us.

EXECUTIVE COMPENSATION

The following table sets forth information with respect to compensation paid by us to our officers and directors during the three most recent fiscal years. This information includes the dollar value of base salaries, bonus awards and number of stock options granted, and certain other compensation, if any.

Summary Compensation Table

Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Other
				Annual	Restricted	Securities
				Compen	Stock	Underlying	LTIP	All Other
Name and Principal		Salary	Bonus	sation	Award(s)	Options /	Payouts	Compens
Position [1]	Year	($)	($)	($)	($)	SARs (#)	($)	ation ($)

Jianbin Chen	2006	0	0	0	0	0	0	0
President. Treasurer,
Secretary, and Director

[1]     All compensation received by the officers and directors has been disclosed.

Option/SAR Grants

There are no stock option, retirement, pension, or profit sharing plans for the benefit of our officers and directors.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans.

Compensation of Directors

We do not have any plans to pay our directors any money.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

PRINCIPAL AND SELLING SHAREHOLDER

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by each of our directors, officers and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what their ownership will be assuming completion of the sale of all shares in this offering. The stockholders listed below have direct ownership of his/her shares and possess sole voting and dispositive power with respect to the shares. The address for each person is our address at Post Office Box 020, Lu Yuan District, Chang Chun, Ji Lin, China, 130062

	Direct Amount of		Percent
Name of Beneficial Owner	Beneficial Owner	Position	of Class
Jianbin Chen	5,000,000	President, Principal Executive Officer,	70.42%
		Principal Financial Officer, Principal
		Accounting Officer, Treasurer, Secretary
		and Director

All officer and Directors as a
Group (1 person)	5,000,000		70.42%

Securities authorized for issuance under equity compensation plans.

We have no equity compensation plans.

Selling Shareholder

The selling shareholder named in this prospectus are offering 5,000,000 shares of the 7,100,000 shares of common stock offered in through this prospectus. The shares include following:

1. 5,000,000 shares of our common stock that the selling shareholder acquired from us in an offering that was exempt from registration under Regulation S of the Securities Act of 1933 and completed in August 2006.

The following table provides as of the date of this prospectus information regarding the beneficial ownership or our common stock held by each of the selling shareholder, including:

1. the number of shares owned by each prior to this offering

2. the total number of shares that are to be offered for each;

3. the total number of shares that will be owned by each upon completion of the offering;

4. the percentage owned by each; and

5. the identity of the beneficial holder of any entity that owns the shares

None of our selling shareholder is a broker-dealer or an affiliate of a broker-dealer.

Name of Selling Shareholder	Shares owned prior to this Offering	Percentage of shares owned prior to offering	Total Number of Shares to be offered by the Selling Shareholder Account	Percent Owned upon Completion of this offering assuming all of the shares are sold in the offering
Chen, Jianbin	5,000,000	100%	5,000,000	0%

Except as otherwise noted in the above list, the named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The number in this this table  assume that none of the selling shareholder sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentage are based on 5,000,000 shares of common stock outstanding on the date of this prospectus.

DESCRIPTION OF SECURITIES

Common Stock

Our authorized capital stock consists of 50,000,000 shares of common stock, $0.001 par value per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our board of directors;
*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;
*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and
*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. We refer you to our Articles of Incorporation, Bylaws and the applicable statutes of the state of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining shares will not be able to elect any of our directors.

Cash dividends

As of the date of this prospectus, we have not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our board of directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Anti-takeover provisions

There are no Nevada anti-takeover provisions that may have the affect of delaying or preventing a change in control.

Reports

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports we file electronically. The address for the Internet site is www.sec.gov.

Stock transfer agent

Our stock transfer agent for our securities is Empire Stock Transfer Inc., 7251 West Lake Mead Boulevard, Suite 300, Las Vegas, Nevada 89128-8351 and its telephone number is (702) 562-4091.

CERTAIN TRANSACTIONS

We issued 5,000,000 shares of common stock to Jianbin Chen one of our directors in August 2006, in consideration of $5,000.

LITIGATION

We are not a party to any pending litigation and none is contemplated or threatened.

EXPERTS

Our financial statements for the period from inception to August 15, 2006, included in this prospectus have been audited by Gordon K.W. Gee. Ltd, Suite 601 - 325 Howe Street, Vancouver, B.C., V6C 1Z7 and their telephone number is 604-689-8815. .

LEGAL MATTERS

The legality of the shares of Common Stock being offered will be passed upon for us by Robertson & Williams, a professional corporation in Oklahoma City, Oklahoma. Their address is, 3033 N.W. 63rd Street, Suite 200, Oklahoma City, Oklahoma 73116-3607, telephone (405) 848-1944.

FINANCIAL STATEMENTS

Our fiscal year end is July 31. We will provide audited financial statements to our stockholders on an annual basis; the statements will be audited by a firm of Chartered Accountants.

An Incorporated Professional                                                                                           GORDON K.W. GEE

Chartered Accountant

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of Revo Ventures Inc.:

I have audited the accompanying statement of financial position of Revo Ventures Inc. for period from April 17, 2006 (inception) to July 31, 2006 and the related statements of operations and deficit, cash flow and changes in shareholder's equity and comprehensive income for the period then ended. These financial statements are the responsibility of the company's management. My responsibility is to express an opinion on these financial statements based on my audit.

I have conducted my audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that i plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining on a text basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. I believe that my audit provides a reasonable basis for my opinion.

In my opinion, these financial statements present fairly, in all material respects, the financial position of  Revo Ventures Inc. as at 31 July 2006 and the results of the operations and cash flow of the company for the period then ended, in conformity with generally accepted accounting principles accepted in the United States of America.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has had limited operations and have not commenced planned principal operations. This raises substantial doubt about its ability to continue as a going concern. Management's plan in regard to these matters are also described in Note 1. the financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Vancouver, B.C.,  Canada                                                                                                                "Gordon K.W. Gee"

14 August 2006                                                                                                                        CHARTERED ACCOUNTANT

 REVO VENTURES INC.

STATEMENTS OF FINANCIAL POSTION

AS AT 31 JULY

(A Development Company)

(Expressed in United States Dollar)

                                                                                                                                                        2006

ASSETS                                                                                                                                             $

CURRENT

Cash                                                                                                                                              5,000

LIABILITIES

CURRENT

Accounts payable and accrued liabilities                                                                                         2,825

SHAREHOLDER'S EQUITY

SHARE CAPITAL (Note 4)                                                                                                        5,000

DEFICIT                                                                                                                                    (2,825)

                                                                                                                                                    2,175

                                                                                                                                                   5,000

APPROVED BY THE DIRECTOR:

Jianbin Chen, Director

(See accompanying notes to the financial statements)

REVO VENTURES INC.

STATEMENT OF OPERATIONS AND DEFICIT

FOR THE PERIOD 17 APRIL 2006 TO 31 JULY 2006

(A Development Company)

(Expressed in United States Dollar)

                                                                                                                                                    2006

                                                                                                                                                       $

GENERAL AND ADMINISTRATIVE EXPENSES

Professional Fees                                                                                                                        2,825

LOSS AND DEFICIT                                                                                                                2,825

WEIGHTED AVERAGE BASIC AND FULLY DILUTE

EARNING PER SHARE                                                                                                        (0.0006)

(See accompanying notes to the financial statements)

REVO VENTURES INC.

STATEMENTS OF CHANGES IN CASH FLOWS

FOR THE PERIOD 17 APRIL 2006 TO 31 JULY 2006

(A Development Company)

(Expressed in United States Dollar)

                                                                                                                                                            2006

                                                                                                                                                                $

OPERATION ACTIVITIES

Net Loss                                                                                                                                            (2,825)

Changes in non-cash working capital accounts                                                                                          -

Accounts payable and accrued liabilities                                                                                               2,825

FINANCING ACTIVITIES

Share capital subscribed                                                                                                                      5,000

INCREASE (DECREASE) IN CASH ENDING OF PERIOD                                                          5,000

(See accompanying notes to the financial statements)

REVO VENTURES INC.

STATEMENT OF CHANGES IN SHAREHOLDER'S EQUITY AND COMPREHENSIVE INCOME

FOR THE PERIOD 17 APRIL 2006 TO 31 JULY 2006

(A Development Company)

(Expressed in United States Dollar)

                                                                                                                                                            2006

                                                                                                                                                               $

(Loss) for the period                                                                                                                            (2,825)

Share subscriptions                                                                                                                                5,000

BALANCE, end of period                                                                                                                    2,175

(See accompanying notes to the financial statements)

RENO VENTURES INC.

STATEMENTS OF CHANGES IN CASH FLOWS

FOR THE PERIOD 17 APRIL 2006 TO 31 JULY 2006

(A Development Company)

(Expressed in United States Dollar)

1.        INCORPORATION, NATURE AND CONTINUANCE OF OPERATIONS

Incorporation and nature of operations

The company is a development stage company, incorporated in the State of Nevada, United States of America on April 17, 2006, with operations beginning on that date.

The fiscal year end is 31 July.

The company intends to operate as a developer of children's educational software and children's monitoring software.

Continuance of operations

These financial statements have been prepared on a going concern basis. The Company has yet to achieve profitable operations, as well, further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern.

Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when the come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

The sole officer and director is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, such persons may face a conflict in selecting between the Company and their other business interests. The Company has not formulated in a policy for the resolution of such conflicts.

The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below.

Cash and Cash Equivalents

Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at July 31, 2006, there were no cash equivalents.

 Development Stage Company

 The Company complies with Statement of Financial Accounting Standard ("SFAS") No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

 Furthermore, the Company has adopted, Statement of Position 98-5 (SOP 98-5), "Reporting on the Costs of Start-Up Activities," which provides guidance on the financial reporting on the Costs of Start-Up Activities, " which provides guidance on the financial reporting of start-up costs and organizational costs, to be expensed as incurred. SOP 98-5 is effective for fiscal years beginning after 15 December 1998. With the adoption of SOP 98-5, there has been little or no effect on the Company's financial statments.

Impairment of Long Lived Assets

Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carry value of the asset exceeds the fair value.

There are no long lived assets at July 31, 2006.

Foreign Currency Translation

The Company is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue, and expense is translated into U.S. dollars by the use of exchange rates in effect at that date. At the period end, monetary assets and liabilities are calculated by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

Financial Instruments

The carrying value of the Company's financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Income Taxes

The Company uses the assets and liability method of accounting for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes". Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Net Loss Per Share

In accordance with SFAS No. 128, "Earning Per Share", the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common share had been issued and if the additional common shares were dilutive. As at July 31, 2006, diluted net loss per share is equivalent to basic net loss per share.

Website Development Cost

The Company adopted EITF 00-2, "Accounting for Website Development Costs," which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of websites. Under the EITF 00-2, website development costs are capitalized when acquired and installed, and are being amortized over its estimated useful life. On July 28, 2006 the Company entered into a web design contract (Note 4). For the period ended July 31, 2006, the website development has not yet commenced and no cost has been incurred.

Stock Based Compensation

The company accounts for stock options and similar equity instruments is sued in accordance with SFAS No. 123 (revised), "Share-Based Payment". Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period. Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

The Company did not grant any stock options during the period ended July 31, 2006.

Comprehensive Income

The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statements of Stockholder's Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

The Company has no elements of "other comprehensive income" during the period ended July 31, 2006/

New Accounting Standards

Management does not believe that any recently issued, but not yet effective accounting standards if currently adopted could have a material effect on the accompanying financial statements.

3.         CAPITAL STOCK

Authorized -  50,000,000 common shares with a par value of $0.001 eacg.

Issued -         On July 14, 2006, the Company issued 5,000,000 common shares at $0.001 per share to the sold director of the Company for of $5,000.

4.         COMMITMENTS

On July 28, 2006, the management of the Company signed a web design contract with an independent web designer to create and develop the Company's website. In consideration, the Company agreed to pay the contractor of $4,000, which is due upon the completion of the beta phase of the website. Management expects the beta phase of the website to be complete by the end of December 2006.

Revo Ventures Inc.

Balance Sheet

As at October 31, 2006

(With Comparative Figures as at July 31, 2006)

(A Development Stage Company)

(Expressed in US Dollars)

(Unaudited Prepared by Management)

	October 31,	July 31
	2006	2006
	(Unaudited) Prepared by Management	(Audited)
ASSETS
Current Assets
Cash
	$ 33	$5,000
TOTAL ASSETS	$ 33	$ 5,000

LIABILITIES & STOCKHOLDERS' EQUITY
Current Liabilities
Accounts Payable and Accrued
	$ -	$2,825
Shareholder Loan	$325	-
Total Liabilities	$325	$2,825

SHAREHOLDER'S EQUITY
Common Stock
Authorized:
50,000,000 common shares at $0.001 par value

Issued and Outstanding:
5,000,000 common shares	5,000	5,000

Deficit	(5,292)	(2,825)

Total shareholders equity	(292)	2,175
TOTAL LIABILITIES & STOCKHOLDERS' EQUITY	33	5,000

Approved by the Director
"Jianbin Chen" Director

See Accompanying Notes

Revo Ventures Inc.

Statement of Operations

(A Development Stage Company)

(Expressed in US Dollars)

(Unaudited - Prepared by Management)

		Inception
		Date of
	Three Months	April 17,
	Ended	2006 to
	October 31,	July 31,
	2006	2006
	(Unaudited - Prepared by Management)	(Audited)

General and Administrative Expenses
Consulting and Professional fees	2,233	2,825
Filing Costs	180	-
Bank charges and Interest	54	-

Loss and Deficit	(2,467)	(2,825)
Basic and Diluted Loss Per Share	($0.00)	($0.00)

Weighted average number of shares	5,000,000	5,000,0000
Outstanding (Basic and diluted)

See Accompany Notes

Revo Ventures Inc.

Statement of Cash Flows

(A Development Stage Company)

(Expressed in US Dollars)

(Unaudited - Prepared by Management)

		Inception Date of
	Three Months	April 17,
	Ended	2005 to
	October 31,	July 31,
	2006	2006
	(Unaudited - Prepared by Management)	(Audited)
Cash Provided by (Used for)
Operating Activities
Net Profit (Loss) For the Period	(2,467)	(2,825)
Changes in non-cash working capital items

Accounts Payable and Accrued Liabilities	(2,825)	2,825
	(5,292)	-
Financing Activities
Issuance of share capital	-	5,000
Shareholder Loan	325	-
Cash increase (decrease) in cash	(4,967)	5,000

See accompanying notes

REVO VENTURES INC.

(A Development Stage Company)

Note to the Financial Statements

For The Three Months Ended October 31, 2006

 (Expressed in US Dollars)

1.         Nature and Continuance of Operations

            The Company is a development stage company which was incorporated in the State of Nevada, United States of America on April 17, 2006. The Company intends to commence operations as a developer of children's educational software and children's monitoring software.

            These financials statements have been prepared on a going concern basis. The Company has not accumulated any deficit since inception and has yet to achieve profitable operations and further losses are anticipated in the development of its business, raising substantial doubt about the Company's ability to continue as a going concern. Its ability to continue as a going concern is dependent upon the ability of the Company to generate profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management plans to continue to provide for its working capital needs by seeking loans from its shareholders. These financial statements do not include any adjustments to the recoverability and classification of assets, or the amount and classification of liabilities that may be necessary should the Company be unable to continue as a going concern.

            The company's year-end is July 31.

2.         SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

            The financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates, which have been made using careful judgment. Actual results may vary from these estimates.

            The financial statements have, in management's opinion, been properly prepared within the framework of the significant accounting policies summarized below:

            Cash and Cash Equivalents

            Cash equivalents comprise certain highly liquid instruments with a maturity of three months or less when purchased. As at October 31, 2006, there were no cash equivalents.

            Development Stage Company

             The Company complies with Statement of Financial Accounting Standard ("SFAS") No. 7 and the Securities and Exchange Commission Exchange Act 7 for its characterization of the Company as development stage.

            Impairment of Long Lived Assets

          Long-lived assets are reviewed for impairment in accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long- lived Assets". Under SFAS No. 144, long-lived assets are tested for recoverability whenever events or changes in circumstances indicate that their carrying amounts may not be recoverable. An impairment charge is recognized or the amount, if any, which the carrying value of the asset exceeds the fair value.

            Foreign Currency Translation

The Company   is located and operating outside of the United States of America. It maintains its accounting records in U.S. Dollars, as follows:

At the transaction date, each asset, liability, revenue, and expense is translated into U.S. dollars by the use of exchange rates in effect at that date. At the period end, monetary assets and liabilities are remeasured by using the exchange rate in effect at that date. The resulting foreign exchange gains and losses are included in operations.

The Company's currency exposure is insignificant and immaterial and we do not use derivative instruments to reduce its potential exposure to foreign currency risk.

            Financial Instruments

            The carrying value of the Company's financial instruments consisting of cash equivalents and accounts payable and accrued liabilities approximates their fair value because of the short maturity of these instruments. Unless otherwise noted, it is management's opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

            Income Taxes

            The Company uses the assets and liability method of accounting for income taxes in accordance with SFAS No. 109 "Accounting for Income Taxes".  Under this method, deferred tax assts and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

            Basic and Diluted Net Loss Per Share

            In accordance with SFAS No. 128, "Earnings Per Share', the basic net loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted net loss per common share is computed similar to basic net loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. As at July 31, 2006, diluted net loss per share is equivalent to basic net loss per share.

      Website Development Cost

            The Company adopted EITF 00-2, "Accounting for Website Development Costs,"  which specifies the appropriate accounting for costs incurred in connection with the development and maintenance of  websites.  Under the EITF 00-2, website development costs are capitalized when acquired and installed, and are being amortized over its estimated useful life.  On July 28, 2006, the Company entered into a web design contract (Note 5).  For the period ended July 31, 2006, the website development has not yet commenced and no cost has been incurred.

            Stock Based Compensation

       The Company accounts for stock options and similar equity instruments issued in accordance with SFAS No. 123(revised), " Share-Based Payment".  Accordingly, compensation costs attributable to stock options or similar equity instruments granted are measured at the fair value at the grant date, and expensed over the expected vesting period.   Transactions in which goods or services are received in exchange for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable.   SFAS No. 123(revised) requires excess tax benefits be reported as a financing cash inflow rather than as a reduction of taxes paid.

            The Company did not grant any stock options during the period ended October 31, 2006.

            Comprehensive Income

            The Company adopted Statement of Financial Accounting Standards No. 130 (SFAS 130), Reporting Comprehensive Income, which establishes standards for reporting and display of comprehensive income, its components and accumulated balances. The Company is disclosing this information on its Statement of Stockholders' Equity.  Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners.

            The Company has no elements of "other comprehensive income" during the period ended October 31, 2006.

            Advertising Expenses

            The company expenses advertising costs as incurred. There was no advertising expense incurred by the company during the period ended October 31, 2006.

            New Accounting Standards

            Management does not believe that any recently issued, but not yet effective        accounting standards if currently adopted could have a material effect on the       accompanying financial statements.

3.         CAPTIAL STOCK

            On July 14, 2006, the Company issued 5,000,000 common shares at $0.001 per share to the sole director of the Company for total proceeds of $5,000.

4.         COMMITMENTS

            On July 28, 2006, the management of the Company signed a web design contract with Li Xia Wen, an independent web designer. to create and develop the Company's website. In consideration, the Company agreed to pay Mr. Wen a fixed fee of $4,000, which is due upon the completion of the beta phase of the website. Management expects the beta phase of the website to be complete by the end of April 2007.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this amended Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chang Chun, Ji Lin, China on this January 18, 2007.

REVO VENTURES INC.

BY:	/s/ Jianbin Chen
Jianbin Chen, President, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary and a member of the Board of Directors

KNOW ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Jianbin Chen, as true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendment (including post-effective amendments) to this registration statement, and to file the same, therewith, with the Securities and Exchange Commission, and to make any and all state securities law or blue sky filings, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite or necessary to be done in about the premises, as fully to all intents and purposes as she might or could do in person, hereby ratifying the confirming all that said attorney-in-fact and agent, or any substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this amended Form SB-2 Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Jianbin Chen	President, Principal Executive Officer,	January 18, 2007
Jianbin Chen	Principal Financial Officer, Principal Accounting Officer, Treasurer, Secretary, and Director